Exhibit 10.1

DATED THE 1ST DAY OF OCTOBER 2020

Victory Commercial Investment Ltd.

(Vendor)

and

SINO PRIDE DEVELOPMENT (HK) LIMITED

(Purchaser)

and

Victory Commercial Management Inc.

(Vendor’s Parent)

SALE AND PURCHASE AGREEMENT

relating to

the sale and purchase of 100% of the issued shares of

SINO PRIDE DEVELOPMENT LIMITED

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THIS SALE AND PURCHASE AGREEMENT (“this Agreement”) is made On THE 1ST DAY OF OCTOBER 2020

BETWEEN:-

(1)	Victory Commercial Investment Ltd., a BVI Business Company incorporated in the British Virgin Islands with Company Number 1950856, registered office situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, VG1110, British Virgin Islands (“the Vendor”);

(2)	SINO PRIDE DEVELOPMENT (HK) LIMITED, a private company limited by shares incorporated in Hong Kong with Company Number 2962728, registered office situated at Room 1301, 13/F., Tower A, New Mandarin Plaza, 14 Science Museum Road, TST East, Kowloon, Hong Kong (“the Purchaser”); and

(3)	Victory Commercial Management Inc., a Nevada company with its principal executive office located at 424 Madison Ave. Suite 1002, New York, NY 10017 USA (“the Vendor’s Parent”)

WHEREAS:-

(A)	The Company is a company incorporated in Hong Kong of which the number of issued ordinary shares is 30,000,000, with a total share capital of HK$30,000,000.00, and are fully paid up as at the date hereof. Details of the Company are set out in Schedule 1.

(B)	The Vendor is the registered and beneficial owner of the Sale Share.

(C)	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Share on the terms and conditions set out in this Agreement.

(D)	In consideration of the Purchaser agreeing to enter into this Agreement, the Vendor have agreed to give the Warranties, each subject to and upon the terms and conditions of this Agreement.

IT IS HEREBY AGREED BY THE PARTIES:-

1.	INTERPRETATION

(A)	In this Agreement and the recitals hereto, unless the context otherwise requires:-

“Business Day”	means a day (other than a Saturday, Sunday and public holiday) on which banks are open for business in Hong Kong;

“Company”	means SINO PRIDE DEVELOPMENT LIMITED, details of which are set out in Schedule 1;

“Completion”	means the completion of the sale and purchase of the Sale Share pursuant to Clause 6(A) and where the context requires also means the performance by the parties of their respective obligations in accordance with the provisions of Clause 6;

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“Completion Date”	means a date mutually agreed to by the parties after all conditions are met but no later than 45 days after the date of this Agreement. Should such day fall on a Saturday, Sunday or a public holiday of Hong Kong, it shall mean the following day which is not a Saturday, Sunday or a public holiday of Hong Kong.

“Conditions”	means the conditions set out in Clause 2(A);

“Consent”	includes any licence, consent, approval, authorisation, permission, waiver, order, agreement, grant or exemption;

“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“Liability for Taxation”	(a)	a liability of the Company to make an actual payment in respect of any taxation;

	(b)	the loss of or failure to obtain (i) any relief, allowance, credit or deduction in respect of any Taxation (“Tax Relief”), or (ii) any right to repayment of Taxation (“Tax Repayment”), or (iii) the setting off against any profits of the Company of any Tax Relief, or (iv) the setting off against any liability for Taxation mentioned in (a) above of any Tax Repayment; and

	(c)	any reference to income, profits or gains earned, accrued or received shall include income, profits or gains deemed to have been or treated as or regarded as earned, accrued or received;

“Material Adverse Change”	means any change (or effect), the consequence of which is to materially and adversely affect the financial position, business or property, results of operations, business prospects or assets of the Company as a whole;

“Regulatory Bodies”	means the Stock Exchange and the Securities and Futures Commission (if necessary) and U.S. Securities and Exchange Commission and all filings with any relevant governmental or regulatory authorities and other relevant third parties in Hong Kong, the United States or elsewhere which are required or appropriate for the entering into and the implementation of this Agreement;

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“Sale Share”	means 100% of the issued Shares of the Company;

“Share(s)”	means share(s) each in the capital of the Company;

“Stock Exchange”	means The Stock Exchange of Hong Kong Limited and the U.S. Securities and Exchange Commission; and

“Tax”	means (a) any form of tax whenever created or imposed and whether of Hong Kong or elsewhere, payable to or imposed by any taxation authority and includes profits tax, provisional profits tax, interest tax, salaries tax, property tax, tax on income, corporation tax, advance corporation tax, national insurance and social security contributions, capital gains tax, inheritance tax, capital transfer tax, development land tax, customs, excise and import duties, goods and services tax, ad valorem tax, estate duty, capital duty, stamp duty, payroll tax and other similar liabilities or contributions and any other taxes, levies, duties, charges, imposts, mandatory pension fund contributions or withholdings similar to, corresponding with, or replacing or replaced by any of the foregoing; and (b) all charges, interest, penalties and fines, incidental or relating to any taxation falling within (a) above, and “Taxation” shall have the corresponding meaning;

“Warranties”	means the representations, warranties and undertakings on the part of the Vendor given pursuant to Clause 5 and in Schedule 2.

(B)	In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

(C)	References in this Agreement to statutory provisions are references to those provisions as respectively amended, extended or re-enacted from time to time (if and to the extent that the provisions as amended, extended or re-enacted are for the purposes hereof equivalent to those provisions before such amendment, extension or re-enactment) and shall include any provision of which there are re-enactments (if and to the extent aforesaid) and any subordinate legislation made under such provisions.

(D)	References herein to “Clauses”, “Schedules” and “Annexures” are to clauses of and schedules and annexures to this Agreement respectively and a reference to this Agreement includes a reference to each Schedule and to any Annexures hereto.

(E)	The headings in this Agreement are for convenience only and shall not affect its interpretation.

(F)	The expressions “Vendor” and the “Purchaser” shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

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(G)	Any reference to a document in the “agreed form” is to a form of the relevant document which is in form and substance as may be approved by the Purchaser and the Vendor.

2.	CONDITIONS

(A)	The respective obligations of the parties to effect Completion shall be conditional upon the following conditions being fulfilled:-

(i)	no event having occurred since the date hereof to Completion, the consequence of which is to materially and adversely affect the financial position, business, property, results of operations or business prospects of the Company and such material adverse effect shall not have been caused;

(ii)	the Warranties remaining true, accurate and correct in all material respects;

(iii)	all Consents of the Regulatory Bodies having been given or made; all waiting periods required, if any, under the laws of Hong Kong, United States or any other relevant jurisdictions having expired or terminated; all applicable statutory or other legal obligations having been complied with; and receipt by the Purchaser of all necessary Consents in respect of the transactions contemplated under this Agreement.

(B)	The Vendor shall use all reasonable endeavours to ensure the fulfilment of the Conditions set out in Clauses 2(A).

3.	SALE AND PURCHASE

(A)	Subject to the terms and conditions of this Agreement, the Vendor shall sell as beneficial owner and the Purchaser shall purchase (or procure the purchase of) the Sale Share free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third-party rights of whatsoever nature and with all rights now or hereafter becoming attached thereto (including, the right to receive all dividends and distributions declared, made or paid on or after the date of this Agreement).

(B)	The consideration shall be HK$1.00 in total payable in cash. The Vendor hereby acknowledges receipt of the said consideration at the time of executing this Agreement.

4.	CONDUCT OF BUSINESS PRIOR TO COMPLETION

(A)	The Vendor undertake to the Purchaser that the business of the Company will be operated in a normal and prudent basis and in the ordinary course of day-to-day operations and that it will not do or omit to do (or allow to be done) or to be omitted to be done any act or thing (in either case whether or not in the ordinary course of day-to-day operations) which is material without the prior written consent of the Purchaser.

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4A.	DUE DILIGENCE

(A)	The Purchaser has carried out a legal, financial and technical due diligence review and investigation on the assets, liabilities, financial position, business, operations and affairs and the structure of the Company. Without prejudice and subject to Clauses 3 and 5, the Purchaser hereby confirms:

(i)	it is fully satisfied with the results of such due diligence review and investigation;

(ii)	it fully accepts the status quo of the assets, liabilities, financial position, business, operations and affairs and the structure of the Company; and

(iii)	its intention to purchase the Sale Share on the terms and conditions set out in this Agreement.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

(A)	The Vendor hereby represent, warrant and undertake to the Purchaser as at the date of this Agreement and the date of Completion in the terms set out in Schedule 2 and acknowledge that the Purchaser in entering into this Agreement is relying on such representations, warranties and undertakings and the Purchaser shall be entitled to treat the same as conditions of this Agreement.

(B)	Insofar as the Warranties relate in whole or in part to material matters of fact they shall constitute representations upon which the Purchaser has entered into this Agreement and each of the Warranties (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranties or any other term of this Agreement.

(C)	In addition to the Purchaser’s right to damages or any other right at common law in respect of any breach of the Warranties, the Vendor undertake with the Purchaser to hold the Purchaser indemnified against any loss or liability suffered by the Purchaser as a result of or in connection with any breach of any of the Warranties and in respect of any depletion in the assets of the Company occasioned or suffered in connection therewith or with the rectifying of any breach of the Warranties together with all costs, charges, interest, penalties and expenses incidental or relating thereto properly incurred.

(D)	The Vendor undertakes to timely notify the Purchaser in writing of any matter or thing of which they become aware which is or may be a material breach of or materially inconsistent with any of the Warranties before Completion.

(E)	The Vendor waives any and all claims which they might otherwise have against the Company in respect of the completeness or accuracy of any information supplied, or of any failure to supply information, by or on behalf of the Company or any director or employee thereof to the Vendor or any of their advisers in connection with this Agreement or otherwise.

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(F)	The Vendor shall not do, allow or procure any act or permit any omission by the Company before Completion which would constitute a breach of any of the Warranties in any material respect if they were given at the time of such act or omission or at Completion or which would make any of the Warranties inaccurate or misleading in any material respect if they were so given. The Vendor undertake to disclose to the Purchaser in writing any matter occurring prior to Completion which constitutes or may lead to a breach of or is inconsistent with any of the Warranties in any material respect or which may render any of the Warranties inaccurate or misleading in any material respect (or which would constitute a breach of or be inconsistent with any of the Warranties in any material respect , or renders any of them inaccurate or misleading in any material respect, if the Warranties were given at the time of such occurrence) immediately upon becoming aware of the same.

(G)	Where a Warranty is made or given “so far as the Vendor are aware”, such Warranty shall be deemed to be given to the knowledge, information and belief of the Vendor after making due and careful enquiries before giving such Warranty of the appropriate directors, employees and professional advisers to confirm the accuracy of each Warranty so given and having used all their reasonable endeavours to ensure that the matters so warranted by them are true and accurate in all respects.

(H)	If it is found on or prior to Completion that any of the Warranties is in any material respect untrue, incorrect or unfulfilled or if the Purchaser becomes aware of the occurrence of a Material Adverse Change (or its effect), the Purchaser shall be entitled by notice in writing to the Vendor to rescind this Agreement but (i) the failure by the Purchaser to exercise this right of rescission shall not constitute a waiver of any other rights of the Purchaser arising by reason of any breach of any of the Warranties and (ii) exercise of such right shall be without prejudice to any other rights and remedies the Purchaser may have hereunder.

(I)	The Vendor undertakes with the Purchaser to hold the Purchaser at all times indemnified against any Liability for Taxation which has arisen or may arise (or is deemed to have arisen) wholly or partly in respect of or in consequence of any event occurring or any income, profits or gains earned, accrued or received by the Company on or before the Completion Date, whether or not such taxation is chargeable against or attributable to any other person and against any costs, fees or expenses incurred in investigating, assessing or contesting that liability.

6.	COMPLETION

(A)	Subject to satisfaction of all the Conditions in full (save for any Condition the full compliance or satisfaction of which has been waived by the Purchaser) and the Purchaser’s rights under this Agreement, Completion shall take place on the Completion Date at such place and time as shall be mutually agreed by the parties hereto (time being of the essence) when all (but not part only) of the following businesses shall be transacted:-

(i)	the Vendor shall deliver to the Purchaser or his nominee:

(a)	instruments of transfer and sold notes in respect of the Sale Share duly executed on its behalf in favour of the Purchaser (or its nominee(s)) accompanied by the relevant certificate for the Sale Share;

(b)	certified true copies of any powers of attorney or other authorities (if any) under which the instruments of transfer and bought and sold notes in respect of the Sale Share have been executed;

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(c)	such other documents, if any, as may reasonably be required to give to the Purchaser and/or his nominee(s) good title to the Sale Share and to enable the Purchaser and/or his nominee(s) to become the registered holder(s) thereof;

(d)	business licence, minutes, books, other statutory books and records, constitutive documents, common seal and company chops of the Company, all accounts books and all documents and papers in connection with its affairs and all documents of title to its assets in so far as not already delivered to the Purchaser, including without limitation, all returns and correspondences of the Company with the relevant government departments;

(e)	such other documents as may be reasonably requested by the Purchaser in order to complete the transaction contemplated by this Agreement.

(f)	duly signed minutes of board meeting of the Company at which the transfer of the Sale Share to the Purchaser be approved and any director be authorized to register the Purchaser as a member of the Company and to issue share certificate evidencing the same;

(g)	duly signed minutes of board meeting of the Company at which this Agreement and the transactions contemplated thereunder be approved;

(ii)	the Vendor’s Parent shall deliver to the Purchaser or his nominee:

(a)	duly signed minutes of the board meeting of the Vendor’s Parent at which this Agreement and the transactions contemplated thereunder be approved; and

(b)	duly signed shareholder resolution of the Vendor’s Parent at which this Agreement and the transactions contemplated thereunder be approved.

(B)	The Purchaser shall not be obliged to complete this Agreement or perform any obligations hereunder unless the Vendor complies fully with the requirements of Clause 6(A). Without prejudice to any other remedies which may be available to the Purchaser hereunder, if any provision of this Clause 6 is not complied with by the Vendor on the Completion Date, the Purchaser may:-

(i)	defer Completion to a date falling not more than 28 days after the original Completion Date (and the provisions of this Clause 6 shall apply to the deferred Completion) provided that, time shall be of the essence as regards the deferred Completion and if Completion is not effected on such deferred date, the Purchaser may rescind this Agreement and claim damages from the Vendor; or

(ii)	proceed to Completion so far as practicable (but without prejudice to the Purchaser’s rights hereunder) insofar as the Vendor shall not have complied with its obligations hereunder; or

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(iii)	treat this Agreement as terminated for breach by the Vendor of a condition of this Agreement.

7.	CONFIDENTIALITY AND ANNOUNCEMENTS

(A)	Any party to this Agreement shall, and shall procure its associates and advisers, treat in confidence all non-public information regarding the matters disclosed in this Agreement (“Confidential Material”) subject to disclosure required by law or regulation. For the avoidance of doubt, the non-public information referred to herein does not include (i) any information that is in, or has, after the disclosure to or acquisition by such party, entered the public domain, or (ii) any information that is properly and lawfully in possession of such party prior to the time that it is disclosed hereunder.

(B)	No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed by the Purchaser or unless an announcement is required pursuant to relevant law or the requirements of the Stock Exchange.

8.	NOTICES

(A)	Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent by post or by email to the relevant party at its address or email address set out below (or such other address or email address as the addressee has by three (3) days’ prior written notice specified to the other parties):-

To Vendor :	Room 1301, 13/F., Tower A, New Mandarin Plaza, 14 Science Museum Road, TST East, Kowloon, Hong Kong
Attention:	Ying Hua Liu
Email address:	yinghua.liu@victoryglobalgroup.com

To Purchaser :	Room 1301, 13/F., Tower A, New Mandarin Plaza, 14 Science Museum Road, TST East, Kowloon, Hong Kong
Attention:	Ms. Chloe Kan
Email address:	info@sino-pride.com

To Vendor’s Parent:	424 Madison Ave. Suite 1002, New York, NY 10017
Attention:	Alex Brown
Email address:	alex@victoryglobalgroup.com

(B)	Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter shall be deemed received three (3) Business Days after the date of despatch; and (b) if given or made by email, when despatched.

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9.	MISCELLANEOUS

(A)	All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

(B)	If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect under the laws of any relevant jurisdiction, the validity, legality, enforceability or performance in that jurisdiction of the remaining provisions hereof or the validity, legality, enforceability or performance under the laws of any other relevant jurisdiction of these or any other provisions hereof shall not thereby in any way be affected or impaired.

(C)	Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between the parties hereto, be substituted therefor.

(D)	Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement.

(E)	This Agreement shall be binding on and shall ensure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by the parties hereto without the prior written consent of the other.

(F)	This Agreement sets forth the entire agreement and understanding between the parties or any of them in relation to the sale and purchase of the Sale Share and the transactions contemplated by this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

(G)	This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

(H)	The parties shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

(I)	No waiver by any parties of this Agreement of any breach by any other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the relevant party in exercising any of its rights hereunder shall not be constitute as a waiver thereof.

10.	GOVERNING LAW AND JURISDICTION

(A)	This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong in connection herewith.

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SCHEDULE 1

THE COMPANY

Name	:	SINO PRIDE DEVELOPMENT LIMITED

Company Number	:	0253599

Place of incorporation	:	Hong Kong

Date of incorporation	:	26 May 1989

Registered office	:	Room 1301, 13/F., Tower A, New Mandarin Plaza, 14 Science Museum Road, TST East, Kowloon, Hong Kong

Issued shares	:	30,000,000

Share capital	:	HK$30,000,000.00

Shareholder	:	Victory Commercial Investment Ltd.

Director	:	Alex Brown

[The remainder of this page is intentionally left blank]

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SCHEDULE 2

THE WARRANTIES

The Vendor hereby represents and warrants to the Purchaser that all representations and statements of fact set out in this Schedule 2 or otherwise contained in this Agreement are and will be true and accurate in all material respects as at the date hereof and as at Completion.

1.	Compliance with Legal Requirements and General Information

(A)	All corporate or other documents of the Company required to be filed or registered with the Regulatory Bodies have been duly filed as appropriate.

(B)	The statutory books and minute books of the Company have been properly written up.

(C)	The Vendor has full power to enter into this Agreement and to exercise their rights and perform their obligations hereunder and this Agreement will, when executed by the Vendor, be a legal, valid and binding agreement on them and enforceable in accordance with the terms hereof.

2.	Shares and Options

(A)	There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any part of the issued or unissued share capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

3.	Litigation

(A)	The Company is not a party to any material litigation or arbitration proceedings or to any material disputes and no material litigation or arbitration proceedings are, to the Vendor’s knowledge, threatened or pending either by or against the Company and there are no facts known to the Vendor (having made all due enquiry) which might give rise to any such proceeding or to any dispute or to any payment otherwise than in the ordinary course of business and there are no unfulfilled or unsatisfied judgment or court orders against the Company.

4.	Insolvency

(A)	No order has been made or resolution passed for the winding up of the Company and there is not outstanding:-

(i)	any petition or order for the winding up of the Company;

(ii)	any receivership of the whole or any part of the undertaking or assets of the Company;

(iii)	any petition or order for the administration of the Company; or

(iv)	any voluntary arrangement between the Company and any of its creditors.

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IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

SIGNED by Alex Brown, director	) /s/ Alex Brown
for and on behalf of the Vendor	)
Victory Commercial Investment Ltd.	)
in the presence of:-)
)
)

SIGNED by Chen Fa, director	) /s/ Chen Fa
for and on behalf of the Purchaser	)
SINO PRIDE DEVELOPMENT (HK) LIMITED	) )
in the presence of:-)
)
)

SIGNED by Alex Brown, director	) /s/ Alex Brown
for and on behalf of the Vendor’s Parent	)
Victory Commercial Management Inc.	)
in the presence of:-)
)
)

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DATED THE 1ST DAY OF OCTOBER 2020

Victory Commercial Investment Ltd.

(Vendor)

and

SINO PRIDE DEVELOPMENT (HK) LIMITED

(Purchaser)

and

Victory Commercial Management Inc.

(Vendor’s Parent)

SALE AND PURCHASE AGREEMENT

relating to

the sale and purchase of 100% of the issued shares of

SINO PRIDE DEVELOPMENT LIMITED

C. L. CHOW & MACKSION CHAN

21st Floor, Tesbury Centre,

28 Queen’s Road East,

Hong Kong

Tel. No. : 2877 3318 / 2810 7979

Fax No. : 2877 2620 / 2845 2189

Ref. No. : JD/GE/45744/20

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